Sub-Item 77 O Rule 10f-3 Transactions

DREYFUS INVESTMENT GRADE FUNDS, INC. Dreyfus Premier Short Term Income Fund

On August 16, 2006, Dreyfus Investment Grade Funds, Inc. – Dreyfus Premier Short Term Income Fund (the “Fund”) purchased $1,250,244 in Credit Suisse USA Inc. – Cusip # 225434CH0 (the “Bonds”). The Bonds were purchased from Mellon Financial Markets, a member of the underwriting syndicate offering the Bonds, from their own account. Mellon Financial Markets, an affiliate of the Fund, was a member of the syndicate but received no benefit in connection with the transaction. The following is a list of the syndicate’s primary members:

BNP Paribas
BNY Capital Markets
Citigroup
Fifth Third Securities
HSBC Securities
Keybanc Capital markets
Mitsubishi UFJ Securities
Santander Investment
SunTrust Robinson Humphrey
Trilon International
The Williams Capital Group

Accompanying this statement are materials presented to the Board of Directors of Dreyfus Investment Grade Funds, Inc.-Dreyfus Premier Short Term Income Fund, which determined that the purchase had been effected in compliance with the Fund’s Rule 10f-3 Procedures, at the Fund’s Board meeting held on October 19, 2006.

Sub-Item 77 O Rule 10f-3 Transactions

DREYFUS INVESTMENT GRADE FUNDS, INC. Dreyfus Premier Short Term Income Fund

On August 17, 2006, Dreyfus Investment Grade Funds, Inc. – Dreyfus Premier Short Term Income Fund (the “Fund”) purchased $1,613,666 in Bear Stearns – Cusip # 073902ML9 (the “Bonds”). The Bonds were purchased from Mellon Financial Markets, a member of the underwriting syndicate offering the Bonds, from their own account. Mellon Financial Markets, an affiliate of the Fund, was a member of the syndicate but received no benefit in connection with the transaction. The following is a list of the syndicate’s primary members:

AG Edwards & Sons
Bank of America
BB&T Capital Markets
Charles Schwab
Citigroup
Edward D. Jones & Co.
Fidelity Capital Markets
Morgan Stanley
UBS Financial
Wachovia Securities
Wells Fargo Brokerage
WM Financial Services

Accompanying this statement are materials presented to the Board of Directors of Dreyfus Investment Grade Funds, Inc.-Dreyfus Premier Short Term Income Fund, which determined that the purchase had been effected in compliance with the Fund’s Rule 10f-3 Procedures, at the Fund’s Board meeting held on October 19, 2006.

Sub-Item 77 O Rule 10f-3 Transactions

DREYFUS INVESTMENT GRADE FUNDS, INC. Dreyfus Intermediate Term Income Fund

On May 12, 2006, Dreyfus Investment Grade Funds, Inc. – Dreyfus Intermediate Term Income Fund (the “Fund”) purchased $2,450,000 in Anadarko Petroleum Corporation – Cusip # 032511AW7 (the “Bonds”). The Bonds were purchased from Mellon Financial Markets, a member of the underwriting syndicate offering the Bonds, from their own account. Mellon Financial Markets, an affiliate of the Fund, was a member of the syndicate but received no benefit in connection with the transaction. The following is a list of the syndicate’s primary members:

Bank of America Securities
BMO Capital Markets
BNP Paribas
Deutsche Bank
LaSalle Capital Markets
Mitsusishi UFJ Securities
Morgan Stanley
RBS Greenwich Capital
Wachovia Securities
Calyon Securities
DnB Nor Markets
Scotia Capital
Societe Generale
BBVA Securities
BNY Capital Markets
HVB Capital Markets
RBC Capital Markets
Wells Fargo Securities

Accompanying this statement are materials presented to the Board of Directors of Dreyfus Investment Grade Funds, Inc.-Dreyfus Intermediate Term Income Fund, which determined that the purchase had been effected in compliance with the Fund’s Rule 10f-3 Procedures, at the Fund’s Board meeting held on October 19, 2006.

DIGF -DPSTIF -DITIF

PROPOSED RESOLUTION

RESOLVED, that the transactions engaged in by the Fund, pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended, hereby is determined to have been effected in compliance with the Procedures adopted by the Board with respect to such transactions.